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                                                                    EXHIBIT 99.1

      FOR IMMEDIATE RELEASE
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      Lynda Dorf / Robin Weitz / Jennifer Frederick
      B|W|R Public Relations for Stan Lee Media
      (310) 248-6105 / 248-6107 / 248-6160
      ldorf@bwr-la.com / rweitz@bwr-la.com / jfrederick@bwr-la.com
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      STAN LEE MEDIA AND WARNER BROS. PICTURES PARTNER TO BRING "CONAN THE
      BARBARIAN"
      BACK TO THE BIG SCREEN

      The Matrix's Wachowski Bros. To Produce, John Milius To Write And Direct
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      LOS ANGELES, November 7, 2000 - In continuing its fast-track record of creating and acquiring popular global entertainment franchises, Stan Lee Media, Inc. (NASDAQ: SLEE) announced today that it has reached an agreement with Warner Bros. Pictures to develop a new feature film franchise based on the Conan character and property which was the basis for John Milius' 1982 feature film classic Conan the Barbarian. Stan Lee Media, which acquired the rights to the sci-fi and fantasy company Conan Properties, Inc. (CPI) in September, has established a favorable rights arrangement through the deal, allowing the Internet-enabled company to revitalize the Conan brand across numerous platforms. Concurrent with the development of the theatrical feature, Stan Lee Media will create a companion-animated series for both television and Internet distribution.

      "I can't wait to join the Wachowski brothers, the creative geniuses behind the Matrix and John Milius who launched Arnold Schwarzenegger's career with the first Conan film. This is a fantasy come true for me," stated Stan Lee who will executive produce the film.

      Stan Lee Media president and CEO Ken Williams further stated, "Our relationship with Warner Bros. Pictures affords us the best opportunity to fully revitalize one of the best loved global fantasy properties. Stan Lee Media will be driving that global rebirth through feature film, television, Internet and merchandising."

      The announcement marks Stan Lee Media's second film development deal in the last year. The first film production deal came in June 2000 with Mark Canton and The
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      Canton Company agreeing to produce Stan Lee's Internet franchise "7th
      Portal" for the big screen.

      The Gersh Agency, Lieberman and Nowak and the law firm of Ziffren, Brittenham and Branco negotiated the deal on behalf of Stan Lee Media.

      Stan Lee Media, Inc. (NASDAQ: SLEE) is a digital entertainment studio that develops, owns and distributes branded entertainment properties under the direction of pop-culture icon Stan Lee, co-creator of such classic characters as Spider-Man, The Incredible Hulk and The X-Men. The company has established its website, www.stanlee.net, as a leading destination for
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      animation, interactive games, community, commerce and other content.  New original superhero character franchises and animated series, as well as co-branded and acquired properties including "Stan Lee Presents Conan the Barbarian" and "Stan Lee Presents Gene Roddenberry's Starship," are exploited globally through strategic partnerships with Fox Kids Latin America and Venture Soft of Japan, and licensed for a broad array of uses including television, motion pictures, music, events and theme park attractions.

      Stan Lee Media has partnered with international singing sensation The Backstreet Boys to create and co-own an animated superhero franchise based on the band (www.backstreetproject.com), the co-promotion of which
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      by Burger King was among the largest to support an Internet entertainment franchise. Stan Lee Media is currently producing three other animated web series: "Accuser"; "The Drifter," scheduled to debut on www.scifi.com in
                                                              -------------
      first quarter, 2001; and "7th Portal," currently being co-developed as a major live-action motion picture with Men in Black's Mark Canton and as a 3D ride attraction for Paramount Parks' five theme parks (12 million annual visitors) to debut in March, 2001.

                                     # # #

This release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Including those statements relating to the potential success of any franchise or characters created by Stan Lee Media. The stockholders of Stan Lee Media are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this release resulting from the following reasons (among others): the timing of sales and deliveries under existing contracts, general economic conditions, costs of sales and the ability of the company to maintain pricing levels necessary to maintain gross profit margins, the level of selling, general and administrative costs, the performance by the company under existing purchase contracts and the ability to obtain new contracts, the success of the company's strategy, and the effects of competition. In addition, the company's shareholders are urged to carefully review the risk factors discussed in the documents the company files from time to time with the Securities and Exchange Commission.